EXHIBIT 4.16


SECURITY AGREEMENT


     This SECURITY AGREEMENT, dated as of December
3, 1993, is between IC LEASING CORPORATION III (the
"Borrower"), a Nevada corporation having its principal place of business and chief executive office at One East First Street, Reno, Nevada 89501 and THE FIRST NATIONAL BANK OF BOSTON (the "Bank") pursuant to that certain Demand Promissory Note, dated as of December 3, 1993, among the Borrower and the Bank as the same may be amended, restated, modified or supplemented from time to time (such agreement, as in effect from time to time, the "Demand Note"). Capitalized terms which are used herein without definition and which are defined in the Demand Note shall have the same meanings herein as in the Demand Note.

     Section 1.  GRANT OF SECURITY INTEREST.  To
secure the due and prompt payment and performance by the Borrower of the Obligations (as defined below), the Borrower hereby pledges, assigns and grants to the Bank, a continuing security interest in and lien on all properties, assets and rights of the Borrower of every kind and nature, wherever located, now owned or hereafter acquired or arising, and all proceeds and products thereof, whether derived from voluntary or involuntary disposition or otherwise, including, without limiting the generality of the foregoing, all goods, accounts, including all accounts receivable, contract rights, including, without limitation, all rights of the Borrower under the Acquisition
Documents and all rights of the Borrower under leases of equipment and other personal property, rights to the payment of money including tax refund claims, insurance proceeds and tort claims, chattel paper, documents, instruments, general intangibles, the Borrower's operating certificates from the Interstate Commerce Commission, securities, together with all income therefrom, increases thereunder and proceeds thereof, patents, trademarks, trade names, copyrights, engineering drawings, service marks, customer lists, books and records, furniture, fixtures, rolling stock of every kind and description, locomotives, rail, ties and capital improvements thereon, equipment, maintenance of way equipment, inventory and all other capital assets, raw materials, work in progress, and real property and interests in and rights in, on or over real property, including railbeds, yards and maintenance areas (all such properties, assets and rights hereinafter sometimes called, collectively, the "Collateral").

     Section 2.  OBLIGATIONS SECURED.  The
Collateral hereunder constitutes and will constitute continuing security for all of the indebtedness, obligations and liabilities of the Borrower to the Bank and any institutional lender who becomes a participant in or holder of any of the obligations comprising the Obligations (as defined below) under the Demand Note and the other
Loan Documents, in each case as such instrument is originally executed on the date hereof or as modified, amended, restated, supplemented or extended hereafter, whether such Obligations are now existing or hereafter arising, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, and all obligations of the Borrower to the Bank arising out of any extension, refinancing or refunding of any of the foregoing obligations (hereinafter collectively referred to as the "Obligations").

     Section 3.  PRO RATA SECURITY; APPLICATION OF
PROCEEDS OF COLLATERAL. All amounts owing with respect to the Obligations shall be secured pro rata by the Collateral without distinction as to whether some Obligations are then due and payable and other Obligations are not then due and payable.
Upon any realization upon the Collateral by the Bank, whether by receipt of insurance proceeds pursuant to Section 4(g) hereof or upon foreclosure and sale of all or part of the Collateral pursuant to Section 8 hereof or otherwise, the Borrower agrees that the proceeds thereof shall be applied (i) first, to the payment of expenses incurred with respect to maintenance and protection of the Collateral pursuant to
Section 4 hereof and of expenses incurred pursuant to Section 12 hereof with respect to the sale of or realization upon any of the Collateral or the perfection, enforcement or protection of the rights of the Bank (including reasonable attorneys' fees and expenses of every kind); (ii) second, to all amounts of interest, expenses and fees outstanding which constitute the Obligations; (iii) third, to all amounts of principal outstanding under the Obligations; and (iv) fourth, the balance, if any, shall be returned to the Borrower or the person or entity entitled thereto and the Borrower shall remain liable for any deficiency in the payment of the Obligations. The Borrower agrees that all amounts received with respect to any of the Obligations, whether by realization on the Collateral or otherwise, shall be applied to the payment of the Obligations in accordance with the provisions of this Section 3.

     Section 4.  REPRESENTATIONS AND COVENANTS OF
THE BORROWER.

     (a)  Real Property.  The Borrower represents
and warrants to the Bank that the real property listed in Schedule 4(a) hereto constitutes all of the real property which the Borrower owns or leases. The Borrower agrees to notify the Bank of any other real property which the Borrower may hereafter acquire or lease. The Borrower agrees that it shall, upon request by the Bank, execute and deliver to the Bank mortgages and other instruments, as referred to in paragraph (n) below of this Section 4, and file the same in the appropriate recording offices with respect to the real property listed on Schedule 4(a) hereto and at such times as any mortgagable right, title or interest is acquired in the future by the Borrower in any other real property. All such mortgages and other instruments shall secure all of the Obligations pro rata and shall be on terms and conditions satisfactory to the Bank as evidenced by its written consent thereto.

      (b)   Rolling Stock.  The Borrower represents
and warrants to the Bank, that the Rolling Stock
(as defined in this Section 4(b)) listed on
Schedule 4(b) hereto constitutes all of the Rolling
Stock, including markings thereon and serial numbers thereof, which the Borrower owns or leases.
The Borrower agrees not to change any markings or serial numbers on any of the Rolling Stock listed on Schedule 4(b) hereto until after the Borrower has given notice in writing to the Bank of its intention to make such change. The Borrower agrees to notify the Bank of any other Rolling Stock which the Borrower may hereafter acquire or lease. The
Borrower agrees that it shall execute and deliver to the Bank supplemental security agreements and other instruments, as referred to in paragraph (i) below of this Section 4, and file the same in the appropriate recording offices (i) with respect to the Rolling Stock listed on Schedule 4(b) hereto,
(ii) at such times as any assignable right, title or interest is acquired in the future by the Borrower in any other Rolling Stock and (iii) at such times as any change is made in one or more of the markings or serial numbers on any of the Rolling Stock listed on Schedule 4(b) hereto or on any other Rolling Stock owned or leased by the Borrower. All such supplemental security agreements and other instruments shall secure all of the Obligations pro rata and shall be on terms and conditions satisfactory to the Bank as evidenced by its written consent thereto. The term
"Rolling Stock" as used herein means all rolling stock of every kind and description, locomotives and all other rail cars.

     (c)  Patents, Trademarks, Copyrights.  The
Borrower represents and warrants to the Bank, that as of the date hereof, except as set forth on
Schedule 4(c) hereto, it has no right, title or interest in any patent, trademark registrations, copyright registrations or service mark registrations, or in any pending applications for the same and agrees promptly to furnish to the Bank written notice of each such patent, trademark, copyright or service mark registrations, or any applications for same, in which it may hereafter acquire any right, title or interest. The Borrower shall, on request by the Bank, execute, acknowledge and deliver all such documents and instruments as the Bank may reasonably require to confirm the Bank's security interest in and to any such patent, trademark or service mark registrations, or application for the same as part of the Collateral hereunder and appoints the Bank as the Borrower's attorney-in-fact to execute and file the same.

     (d)  Location of Chief Executive Office and
Principal Place of Business. The Borrower represents and warrants to the Bank that the location of its chief executive office (as such term is used in Paragraph 5(c) of the Official
Comment to Section 9-103 of the UCC, as hereinafter defined) is One East First Street, Reno, Nevada
89501 and that the location where its books and records are kept is 455 North Cityfront Plaza
Drive, Chicago, Illinois 60611. The Borrower further represents that attached hereto as Schedule
4(d) is a true and correct list of all localities where property comprising a part of the Collateral
(other than interests in real property set forth in Schedule 4(a) hereto and Rolling Stock set forth in
Schedule 4(b) hereto) is located. The Borrower agrees that it shall not change the location of its chief executive office or location where books and records are kept or the location of any property comprising a part of the Collateral other than changes in the location of Rolling Stock unless it shall have (i) given the Bank at least thirty (30) days' advance written notice of such change, and
(ii) filed in all necessary jurisdictions such UCC-3 financing statements or other documents as may be necessary to continue without impairment or interruption the perfection and priority of the liens on the Collateral in favor of the Bank pursuant to the Security Documents.

     (e)  Ownership of Collateral.

     (i)  The Borrower represents and warrants to
the Bank that, except as set forth on Schedule 4(e) attached hereto, it is the owner of the Collateral
(other than the Acquired Assets) free from any adverse lien, security interest or encumbrance;
and, as to the Acquired Assets, the Borrower has acquired such title thereto as the Borrower acquired from Allied pursuant to the Acquisition
Documents, and has granted no liens or other encumbrances on the Acquired Assets other than pursuant hereto.

      (ii)  Except for the security interest herein
granted and the title matters referred to in clause
(i) above, the Borrower shall be the owner of the Collateral free of any lien, security interest or encumbrance and the Borrower shall defend the same against all claims and demands of all persons or entities at any time claiming the same or any interest therein adverse to the Bank. The Borrower shall not pledge, mortgage or create or suffer to exist a security interest in the Collateral in favor of any person or entity other than the Bank.

     (f)  Sale or Disposition of Collateral.  The
Borrower shall not sell or offer to sell or otherwise transfer the Collateral or any interest therein except for sales of inventory and the lease of Collateral in the ordinary course of business.

     (g)  Insurance.  The Borrower shall have and
maintain or cause to be maintained at all times with respect to the Collateral such insurance against risks customarily insured against by companies engaged in similar businesses to that of the Borrower, in amounts, containing such terms, in such forms, for such periods and written by such companies as are satisfactory to the Bank, such insurance to be payable to the Bank and to the Borrower as its interests may appear, and all such property insurance to name the Bank as loss payee and additional insured. All policies of insurance shall provide for thirty (30) days' written minimum cancellation notice to the Bank. In the event of the Borrower's failure to provide and maintain insurance as herein provided, the Bank may, at its option, provide such insurance, and the Borrower hereby promises to pay to the Bank on demand the amount of any disbursements made by the Bank for such purpose. The Borrower shall, within five
Business Days after the date hereof, furnish to the Bank certificates or other evidence satisfactory to the Bank of compliance with the foregoing insurance provisions. After the occurrence and during the continuance of any failure by the Borrower to pay to the Bank the Obligations on demand or upon the occurrence of any event set forth in clauses (a) through (c) of Section 6 of the Demand Note or if the Borrower fails to obtain or maintain insurance as required herein, the Bank may act as attorney for the Borrower in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts; and any amounts collected or received under any such policies shall be applied by the Bank to the Obligations in accordance with the provisions of Section 3 hereof or, at the option of the Bank, the same may be released to the Borrower, but such application or release shall not cure or waive any default hereunder and no amount so released shall be deemed a payment on any Obligation secured hereby.

     (h) Maintenance of Collateral. The Borrower shall keep the Collateral or shall cause the Collateral to be kept in good order and repair and shall not use the Collateral in violation of law or any policy of insurance thereon. The Bank may, at any reasonable time, upon written notice to the Borrower inspect the Collateral, wherever located.
The Borrower shall pay or cause to be paid promptly when due all taxes and assessments upon the Collateral, upon the use and operation of the Collateral and upon this Agreement, except those taxes and assessments as are being in good faith appropriately contested by the Borrower and for which adequate reserves have been established. In its discretion, after the occurrence and during the continuance of any failure by the Borrower to pay to the Bank the Obligations on demand or upon the occurrence of any event set forth in clauses (a) through (c) of Section 6 of the Demand Note, or if the Borrower fails to discharge unpaid taxes or encumbrances or pay filing fees, the Bank may make repairs of the Collateral, discharge taxes and other encumbrances at any time levied or placed on the Collateral which remain unpaid in violation of this Agreement and pay any necessary filing fees.
The Borrower agrees to reimburse the Bank on demand for any and all expenditures so made and, until paid, the amount thereof shall be an Obligation secured by the Collateral. The Bank shall have no obligation to the Borrower to make any such expenditures, nor shall the making thereof relieve the Borrower of any default.


     (i)  Creation and Perfection of Lien. The
Borrower represents and warrants to the Bank, and covenants with the Bank, that this Agreement creates a valid security interest in the Collateral as security for the payment and performance of the Obligations. Upon the filing and recording of this Agreement with the Interstate Commerce Commission
(the "ICC") in accordance with Section 11303 of Title 49 of the United States Code and the rules and regulations thereunder, and upon the filing of UCC-1 financing statements in the form attached hereto as Exhibit A (the "Financing Statements") under the Uniform Commercial Code as the same may be in effect from time to time in the States of Illinois and Nevada, or in any other jurisdiction whose Uniform Commercial Code would govern the perfection or priority of security interests in the Collateral (the "UCC"), naming the Borrower as debtor and the Bank as secured party, such security interest shall be perfected under the UCC and the Interstate Commerce Act of 1887, as amended
("ICA"), and such security interest shall be prior to all other liens. To the best of the Borrower's knowledge, after due inquiry, no further filings, recordings or other actions are or will be necessary to maintain the priority of such security interest other than the filing of UCC continuation statements within six months prior to the expiration of a period of five years after the original filing. This Agreement and all documents to be filed herewith are in appropriate form for filing with the ICC.

     (j)  No Further Actions. Except for the
filings referred to in paragraph (i) above no authorization, approval or other action by, and no notice of filing with, any governmental authority or regulatory body or other person or entity that has not been received, taken or made is required
(i) for the granting by the Borrower of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Borrower, (ii) for the maintenance of the security interest hereunder (including, to the best of the Borrower's knowledge, after due inquiry, the first priority nature of such security interest), or (iii) for the exercise by the Bank of the rights or the remedies with respect to the Collateral pursuant to this Agreement.

     (k) Accounts Receivable. The Borrower shall keep or cause to be kept separate records of accounts receivable, which such records shall be complete and accurate in all material respects and, from time to time upon the request of the Bank, shall deliver to the Bank with respect to each account receivable lists setting forth the name, address, face value, and date of invoice of each debtor obligated on such account receivable.

     (l) Government Contracts. The Borrower agree that from time to time at the Bank's request, it shall execute all such documents, and take all such actions, as the Bank may reasonably deem necessary or proper to perfect the Bank's security interest in any Collateral consisting of the Borrower's rights to monies due or to become due under any contracts or agreements with or orders from the United States government or any agency or department thereof.

     (m) Securities. The Borrower agrees that it shall forthwith deliver and pledge to the Bank hereunder, all certificates representing securities which the Borrower shall acquire, whether by purchase, stock dividend, distribution of capital or otherwise, along with stock powers or other appropriate instruments of assignment with respect thereto, duly executed in blank.

     (n)  Further Assurances By the Borrower.  The
Borrower agrees to execute and deliver to the Bank from time to time at its request all documents and instruments, including financing statements, supplemental security agreements, notices of assignments under the United States Assignment of Claims Act and under similar or local statutes and regulations, and to take all action as the Bank may reasonably deem necessary or proper to perfect or otherwise protect the security interest and lien created hereby.

     Section 5.  POWER OF ATTORNEY.  (a)  The
Borrower acknowledges the Bank's right, to the extent permitted by applicable law, singly to execute and file financing or continuation statements and similar notices required by applicable law, and amendments thereto, concerning the Collateral without execution by the Borrower.
A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     (b) The Borrower hereby irrevocably appoints the Bank as its attorney-in-fact, effective at all times subsequent to the occurrence of any failure by the Borrower to pay to the Bank the Obligations on demand or the occurrence of any event set forth in clauses (a) through (c) of Section 6 of the Demand Note and during the continuance thereof, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation, the power and right (i) to endorse the Borrower's name on any checks, notes, acceptances, money orders, drafts, filings or other forms of payment or security that may come into the Bank's possession and (ii) to do all other things which the Bank then determines to be necessary to carry out the terms of this Agreement. The power conferred on the Bank hereunder is solely to protect the Bank's interests in the Collateral and shall not impose any duty upon the Bank to exercise such power.

     Section 6.  SECURITIES AS COLLATERAL.  (a)
Upon the occurrence and during the continuance of any failure by the Borrower to pay to the Bank the Obligations on demand or upon the occurrence of any event set forth in clauses (a) through (c) of
Section 6 of the Demand Note, the Bank may, at any time, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional
Collateral or apply it to the Obligations. If the Bank so elects to exercise its right herein and gives notice of such election or direction to the Borrower, upon the occurrence and during the continuance of any failure by the Borrower to pay to the Bank the Obligations on demand or upon the occurrence of any event set forth in clauses (a) through (c) of Section 6 of the Demand Note, the Bank may vote any or all of the securities constituting Collateral possessing voting rights
(whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and give all consents, waivers and ratifications in respect of the securities constituting Collateral and otherwise act with respect thereto as though it were the outright owner thereof, the Borrower hereby irrevocably constituting and appointing the Bank the proxy and attorney-in-fact of the Borrower, with full power of substitution, to do so. So long as the Borrower has not failed to pay to the Bank the Obligations on demand or no event set forth in clauses (a) through (c) of Section 6 of the Demand Note has occurred and is continuing, the Borrower shall be entitled to receive all cash dividends paid in respect of the securities, to vote the securities and to give consents, waivers and ratifications in respect of the securities, provided that no vote shall be cast, or consent, waiver or ratification given or action taken which would be inconsistent with or violate any provisions of the Demand Note, any other Security Document or this Agreement.

     (b)  Any sums paid upon or in respect of any
of the securities, upon the liquidation or dissolution of the issuer thereof, shall be paid over to the Bank to be held by it as security for the Obligations; and in case any distribution of capital or property shall be made on or in respect of any of the securities pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization of such issuer, the property so distributed shall be delivered to the Bank to be held by it as security for the Obligations. All sums of money paid and property distributed in respect of the securities upon such a liquidation, dissolution, recapitalization or reclassification which are received by the Borrower shall, until paid or delivered to the Bank, be held in trust for the Bank as security for the Obligations.

      Section 7.  ACCOUNTS RECEIVABLE.  So long as
the Borrower has not failed to pay to the Bank the Obligations on demand or no event set forth in clauses (a) through (c) of Section 6 of the Demand
Note has occurred and is continuing, the Borrower shall continue to collect payment from debtors on accounts receivable of the Borrower, obligors on accounts, chattel paper and general intangibles of the Borrower, obligors on instruments for which the Borrower is an obligee and lessees and conditional vendees under agreements governing the leasing or selling by conditional sale of Collateral by the Borrower. After the occurrence and during the continuance of any failure by the Borrower to pay to the Bank the Obligations on demand or upon the occurrence of any event set forth in clauses (a) through (c) of Section 6 of the Demand Note, the Bank may require the Borrower to notify such debtors, obligors, lessees or conditional venders of the Bank's security interest. Upon the making of such a request by the Bank, the Borrower shall hold, as trustee for the Bank, the proceeds received from such collection and shall turn the same over to the Bank, or to such other bank as may be approved by the Bank, immediately upon receipt of such proceeds and in the identical form received. After the occurrence and during the continuance of any failure by the Borrower to pay to the Bank the Obligations on demand or upon the occurrence of any event set forth in clauses (a) through (c) of Section 6 of the Demand Note, the Bank may require the Borrower to notify such account debtors and obligors that payment thereof is to be made directly to the Bank, and, if the Borrower does not promptly so notify such account debtors and obligors, the Bank may itself without further notice to or demand upon the Borrower, so notify such account debtors or obligors. The making of such a request or the giving of any such notification shall not affect the duties of the Borrower described above with respect to proceeds received by the Borrower. The Bank shall apply the proceeds of such collection received by the Bank to the Obligations in accordance with Section 3 of this Agreement. The application of the proceeds of such collection shall be conditional upon final payment in cash or solvent credits of the items giving rise to them. If any item is not so paid, the Bank in its discretion, whether or not such item is returned, may either reverse any credit given for the item or charge it to any deposit account maintained by the Borrower with the Bank.

     Section 8.  REMEDIES.  Upon the occurrence and
during the continuance of any failure by the Borrower to pay to the Bank the Obligations on demand or upon the occurrence and during the continuance of any event set forth in clauses (a) through (c) of Section 6 of the Demand Note, to the fullest extent permitted by applicable law, in addition to the remedies set forth elsewhere in this Agreement:

     (i)  The Bank shall have, in addition to all
other rights and remedies given it by any instrument or other agreement evidencing, or executed and delivered in connection with, any of the Obligations and otherwise allowed by law, the rights and remedies of a secured party under the UCC and the rights and remedies of a secured party holding a security interest in collateral pursuant to the ICA, and, without limiting the generality of the foregoing, the Bank may, without (to the fullest extent permitted by law) demand of performance or advertisement or notice of intention to sell or of time or place of sale or of redemption or other notice or demand whatsoever, (except that the Bank shall give to the Borrower at least ten (10) days' notice of the time and place of any proposed sale or other disposition), all of which are hereby expressly waived to the fullest extent permitted by law, sell at public or private sale or otherwise realize upon, in the City of Boston, Massachusetts, or elsewhere, the whole or from time to time any part of the Collateral in or upon which the Bank shall have a security interest or lien hereunder, or any interest which the Borrower may have therein, and after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services and disbursements) as provided in Section 12 hereof, shall apply the residue of such proceeds toward the payment of the Obligations in accordance with
Section 3 of this Security Agreement (without duplication for any expenses paid in accordance with the previous sentence hereof), the Borrower remaining liable for any deficiency remaining unpaid after such application. If notice of any sale or other disposition is required by law to be given to the Borrower or the Bank, the Borrower and the Bank hereby agree that a notice given as hereinbefore provided shall be reasonable notice of such sale or other disposition. The Borrower also agrees to assemble the Collateral at such place or places as the Bank reasonably shall designate by written notice. At any such sale or other disposition the Bank may itself, and any other person or entity owed any Obligation may itself, purchase the whole or any part of the Collateral sold, free from any right of redemption on the part of the Borrower, which right is hereby waived and released to the fullest extent permitted by law.

     (ii) Furthermore, without limiting the
generality of any of the rights and remedies conferred upon the Bank under Section 8(i) hereof, the Bank to the fullest extent permitted by law may enter upon the premises of the Borrower, exclude the Borrower therefrom and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court therefor, using all necessary force to do so, and may, at its option, use, operate, manage and control the Collateral in any lawful manner and may collect and receive all rents, income, revenue, earnings, issues and profits therefrom, and may maintain, repair, renovate, alter or remove the Collateral as the Bank may determine in its discretion, and any such monies so collected or received by the Bank shall be applied to, or may be accumulated for application upon, the Obligations in accordance with Section 3 of this Agreement.

     (iii)  The Bank agrees that it will give
notice to the Borrower of any enforcement action taken by it pursuant to this Section 8 promptly after commencing such action.

     (iv)  The Borrower recognizes that the Bank
may be unable to effect a public sale of the securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers consistent with all applicable laws.
The Borrower agrees that any such private sales may be at prices and other terms less favorable to the Borrower than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Bank shall be under no obligation to delay a sale of any of the securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

     Section 9.  MARSHALLING.  The Bank shall not
be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guaranties of, the Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of their rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Bank's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.
Except as otherwise provided by applicable law, the Bank shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

     Section 10.  BORROWER'S OBLIGATIONS NOT
AFFECTED. To the extent permitted by law, the obligations of the Borrower under this Security
Agreement shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Borrower, to the extent permitted by law; (b) any exercise or nonexercise, or any waiver, by the Bank of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement); (c) any amendment to or modification of this Agreement or any instrument evidencing any of the Obligations or pursuant to which any of them were issued, other than in the specific instance and for the specific purpose for which such amendment or modification was given; (d) any amendment to or modification of any instrument or agreement (other than this Agreement) securing any of the Obligations; or (e) the taking of additional security for or any guaranty of any of the Obligations or the release or discharge or termination of any security or guaranty for any of the Obligations; and whether or not the Borrower shall have notice or knowledge of any of the foregoing.

     Section 11.  NO WAIVER.  No failure on the
part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Bank or the future holders of any of the Obligations or allowed to any of them by law or other agreement, including, without limitation, the Demand Note or any other Security
Document, shall be cumulative and not exclusive of any other, and, subject to the provisions of this Agreement, may be exercised by the Bank or the future holders of any of the Obligations from time to time.

     Section 12.  EXPENSES.  The Borrower agrees to
pay, on demand, all reasonable costs and expenses
(including reasonable attorneys' fees and expenses for legal services of every kind) of the Bank incidental to the sale of, or realization upon, any of the Collateral or in any way relating to the perfection, enforcement or protection of the rights of the Bank hereunder; and the Bank may at any time apply to the payment of all such costs and expenses all monies of the Borrower or other proceeds arising from its possession or disposition of all or any portion of the Collateral.

     Section 13.  CONSENTS, AMENDMENTS, WAIVERS.
Any term of this Agreement may be amended, and the performance or observance by the Borrower of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the Borrower and the Bank.



     Section 14.  GOVERNING LAW.  Except as
otherwise required by the laws of any jurisdiction in which any Collateral is located, this Agreement shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     Section 15.  PARTIES IN INTEREST.  All terms
of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer its rights hereunder without the prior written consent of the Bank.

     Section 16.  COUNTERPARTS.  This Agreement and
any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     Section 17.  TERMINATION.  Upon the
indefeasible payment in full of the Obligations, this Agreement shall terminate and the Borrower shall be entitled to the return, at the Borrower's expense, of such Collateral in the possession or control of the Bank as has not theretofore been disposed of pursuant to the provisions hereof.

     Section 18.  NOTICES.  Except as otherwise
expressly provided herein, all notices and other communications made or required to be given pursuant to this Agreement shall be given in accordance with Section 9 of the Demand Note.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as an instrument under seal by their authorized representatives as of the date first written above.

IC LEASING CORPORATION III


By:______________________________
   Title:

THE FIRST NATIONAL BANK OF BOSTON


By:______________________________
   Title:

IC LEASING CORPORATION III

AMENDMENT NO. 1 to SECURITY AGREEMENT

     This AMENDMENT AGREEMENT NO. 1, dated as of
January 3, 1994, is between IC LEASING CORPORATION
III (the "Borrower") and THE FIRST NATIONAL BANK OF
BOSTON (the "Bank").

     WHEREAS, the Borrower and the Bank are parties to that certain Security Agreement dated as of December 3, 1993 (the "Security Agreement"); and

     WHEREAS, the Borrower and the Bank wish to amend the schedule of Rolling Stock (as defined in the Security Agreement) as provided in the Security
Agreement;

     NOW THEREFORE, the parties hereto hereby agree as follows:

     Item 1.  CAPITALIZED TERMS.  Capitalized terms
which are used herein without definition and which are defined in the Security Agreement shall have the same meanings herein as in the Security
Agreement.

     Item 2.  AMENDMENT TO SECURITY AGREEMENT.  (a)
The preamble to the Security Agreement is hereby amended by deleting therefrom the address "One East
First Street, Reno, Nevada 89501" and substituting therefor the address "1077 East Sahara Avenue, Las
Vegas, Nevada 89193".

     (b) Section 4(d) of the Security Agreement is hereby amended by deleting therefrom the address
"One East First Street, Reno, Nevada 89501" and substituting therefor the address "1077 East Sahara
Avenue, Las Vegas, Nevada 89193".

     (c) Schedule 4(b) to the Security Agreement is hereby amended by deleting such schedule in its entirety and substituting therefor the Schedule
4(b) attached hereto.

     (d) Except as expressly set forth herein, the Security Agreement shall be unaffected hereby and shall continue in full force and effect.

     Item 3.  REPRESENTATIONS AND WARRANTIES.  The
Borrower confirms to the Bank that the
representations and warranties of the Borrower set forth in Item 4 of the Security Agreement are true and correct on and as of the date hereof, as if made herein.

     Item 4.  MISCELLANEOUS PROVISIONS.  Except as
otherwise required by the laws of any jurisdiction in which the Collateral is located, this Amendment shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as an instrument under seal by their authorized representatives as of the date first written above.

IC LEASING CORPORATION III


By:
  _________________________________
  Title:

THE FIRST NATIONAL BANK OF BOSTON


By:
  _________________________________
  Title: